EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Jay S. Yoo, Chief Executive Officer, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A of Hanmi Financial Corporation; and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: November 18, 2009	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer